                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 23rd day of September, 1997 between Party City Corporation, a Delaware corporation (together with its successors and assigns referred to herein as the "Corporation" or the "Company"), with principal executive offices located at 400 Commons Way, Rockaway, New Jersey 07866 and David E. Lauber, with an address at 11 East 88th Street, Apartment 7B, New York, New York 10128 (the "Employee").

                               W I T N E S S E T H

            WHEREAS, the Corporation desires to employ Employee to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

            WHEREAS, Employee desires to be employed by the Corporation under the terms and conditions hereinafter provided;

            NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto hereby agree as follows:

            1. Employment, Duties and Acceptance.

                  1.1 Services. The Corporation hereby employs Employee, for the Term (as hereinafter defined in Section 2 hereof), to render exclusive and full-time services to the business and affairs of the Corporation as Executive Vice President, and, in connection therewith, shall perform such duties as directed by the Board of Directors of the corporation from time to time, in its reasonable discretion, and shall perform such other duties as shall be consistent with the responsibilities of such office. Employee shall perform activities related to such office as he shall reasonably be directed or requested to so perform by the Corporation's Chief Executive Officer or the Corporation's Board of Directors, to whom he shall report. Employee shall use his best efforts, skill and abilities to promote the interests of the Corporation and its subsidiaries. Notwithstanding the foregoing, Employee shall be permitted to render services in connection with various real estate entities in which Employee may, from time to time, have an interest, provided such services do not interfere with Employee's performance of his full time services to the Corporation.

            1.2 Acceptance. Employee hereby accepts such employment and agrees to render the services described in Section 1.1 hereof.

      2. Term of Employment.

            The term of Employee's employment under this Agreement (the "Term") shall commence on September __, 1997 (the "Effective Date") shall terminate on June 12, 2001, unless sooner terminated pursuant to Section 8 of this Agreement; provided, however this Agreement may be extended for additional periods of one year if, on or before 30 days prior to the then applicable termination date, both parties hereto enter into a written agreement to extend the Term of this Agreement for a period of one year. Any reference in this Agreement to time periods or matters to occur after June 12, 2001 (other than as described in Section 9 hereof) are provisional and are only applicable to the extent the Agreement is renewed in accordance with the provisions of this Section 2. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 9 hereof.

      3. Base Salary/Bonus.

            3.1 During the Term, as compensation for all services to be rendered by Employee pursuant to this Agreement, the Corporation agrees to pay Employee a minimum base salary ("Base Salary") at the annual rate of $325,000 for the year from the Effective Date to the first anniversary of the Effective Date; at an annual rate of $335,000 for the year from the first anniversary of the Effective Date to the second anniversary of the Effective Date; at an annual rate of $345,000 for the year from the second anniversary of the Effective Date to the third anniversary of the Effective Date, and at an annual rate of $355,000 for the period from the third anniversary of the Effective Date to June 12, 2001. All payments of Base Salary shall be pro rated during any partial calendar year during the Term. Such Base Salary may be adjusted upward on a merit basis by the Board of Directors in its sole discretion. The Employee will be reviewed annually by the Board of Directors to determine if Employee's compensation (including Base Salary) should be adjusted. The Board of Directors' review of the Employee's compensation shall consider both cash and non-cash (i.e., stock options) remuneration. Employee's Base Salary shall be payable during the term of this Agreement in accordance with the Corporation's customary payment practices.

            3.2 In addition to Base Salary, the Employee shall be eligible to receive an annual (calendar year), performance-based cash bonus not to exceed

                  (a) $70,000 in calendar year 1997
                  (b) $80,000 in calendar year 1998
                  (c) $90,000 in calendar year 1999
                  (d) $100,000 in calendar year 2000
                  (e) $110,000 (prorated as described below) in calendar year
                      2001

            The Employee's eligibility for the bonus, subject to the maximum amount described above, shall be based upon: (i) the performance of the Company based upon performance criteria established by the Board of Directors; and (ii) the performance of the Employee in his function as Executive Vice President of the Company as determined by the Board of Directors and the President of the Company, in their sole and absolute discretion. For calendar year 2001 (in the event that the Employee's employment is not renewed and/or extended for the balance of such year) the criteria described above shall be for that portion of the year during the Term and the maximum bonus amount shall be $50,000 (in the event of Employee's continued employment for the balance of calendar year 2001, his bonus eligibility shall be a maximum amount of $110,000 subject to the above described criteria).

      In the event the Employee shall die during any calendar year of the Term, the Company shall remit to the Employee's estate the amount of the bonus awarded by the Board of Directors for such calendar year, prorated to the date of the Employee's death, promptly upon determination by the Board.

      4. Severance.

            In the event that Employee's employment hereunder shall be terminated by the Corporation without Cause (as such term is defined in Section
8.2 hereof) at any time prior to September 12, 2000, Employee shall be entitled to receive from the Corporation, in addition to any Base Salary earned to the date of termination, a severance payment in an amount equal to nine months of the Employee's Base Salary applicable at the date of such termination; which amount shall be paid in biweekly increments during the nine months following such termination.

      In the event the Employee's employment hereunder shall be terminated by the Corporation without Cause (as such term is defined in Section 8.2 hereof) subsequent to September 12, 2000, then in that event Employee shall be entitled to receive from the Corporation a severance payment in an amount equal to Employee's Base Salary for the then remaining period of the Term (i.e., in the event there are four (4) months remaining in the Term, the severance payment will be a payment in an amount equal to four (4) months of Employee's then current Base Salary) which payment shall be made in bi-weekly increments during the applicable period.

      5. Expenses.

            Upon submission to, and approval by an officer of the Corporation designated by the Board of Directors of the Corporation, of a statement of expenses, which approval shall be granted or withheld based on the Corporation's policies in effect at such time, the Corporation shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, including, but not limited to, expenses for entertainment, travel and similar items. Subject to such approval, the Corporation will reimburse Employee for such expenses only upon presentation of expense statements or vouchers or such other supporting information as the Corporation may require and as may be required for tax purposes.

      6. Additional Benefits.

            (a) The Corporation shall reimburse Employee for any out of pocket expenses incurred by Employee with respect to Employee's current lease of a 1996 Jeep Grand Cherokee and related operating expenses (including gas and automobile insurance costs). Upon termination or expiration of the Auto Lease, the Corporation shall lease a comparable automobile for Employee's use, and shall reimburse Employee for related operating expenses incurred by Employee with respect thereto.

            (b) In addition to the compensation, expenses and other benefits to be paid under Sections 3, 5 and 6(a) hereof, Employee will be entitled to all rights and benefits for which he shall be eligible under any insurance, incentive, bonus, pension or other extra compensation or "fringe" benefit plan of the Corporation now existing or hereafter adopted for the benefit of the executives or employees generally of the Corporation. The provisions of this
Section 6(b) are subject to the provisions of Section 7.

      7. Corporation's Benefits.

            The provisions of this Agreement which incorporate the employee benefit package shall change as and when such employee benefit package changes.

      8. Termination.

            8.1 Death. If Employee dies during the Term of this Agreement, Employee's employment hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Employee's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death. In addition, any accrued and unpaid Bonus (pro-rated to the date of death) shall be paid in accordance with Section 3 hereof.

            8.2 Termination For Cause. The Corporation may at any time during the Term, without any prior notice, terminate this Agreement and discharge Employee for Cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Employee shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Employee of this Agreement including without limitation a breach by Employee of his obligation set forth in Section 9 hereof;
(ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Employee of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the Chief Executive Officer or the Board of Directors of the Corporation; provided such direction is not inconsistent with the Executive's duties and responsibilities as an Executive Vice President of the Corporation and provided further that said direction does not require substantial and burdensome travel out of the New York metropolitan area or relocation out of the New York metropolitan area; or (v) fraud, criminal conduct or embezzlement. The obligations of the Employee under
Section 9 shall continue notwithstanding termination of the Employee's employment pursuant to this Section.

            8.3 Disability. Should Employee become disabled, as hereinafter defined, during the Term hereunder, this Agreement and the Employee's employment with the Corporation shall terminate upon written notice from the Corporation to the Employee, and such termination shall be deemed to be for Cause.

            As used herein, the term "disabled" is hereby defined as the inability of Employee, by reason of injury, physical or mental illness or other similar cause to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation for a continuous period of three months or more, or for an aggregate period of four months or more in any twelve month period, whether or not continuous. In the event of a dispute as to the existence of any such disability, Employee agrees to submit to a medical and psychiatric examination conducted by a physician mutually acceptable to the Employee and the Corporation and to be bound by any determination made by such physician.

            8.4 Termination Without Cause. The Corporation may at any time during the Term, without prior notice, terminate the Agreement and discharge Employee without Cause provided, however, that the severance provisions of
Section 4 shall apply.

      9. Protection of Confidential Information.

            In view of the fact that Employee's work for the Corporation will bring him into close contact with confidential information and plans for future developments, Employee agrees to the following:

            9.1 Secrecy. To keep secret and retain in the strictest confidence all confidential matters of the Corporation, including, without limitation, trade "know how" and trade secrets, customer lists, pricing policies, marketing plans, technical processes, formulae, inventions and research projects, and other business affairs of the Corporation, learned by him heretofore or hereafter, and not to disclose them to anyone inside or outside of the Corporation, except (i) in the course of performing his duties hereunder, (ii) with the express written consent of the Chief Executive Officer or Board of Directors of the Corporation, (iii) except to the extent such information is already known to the general public, or (iv) to the extent required by lawful order of a court of competent jurisdiction.

            9.2 Return Memoranda, etc. To deliver promptly to the Corporation on termination of his employment, or at any other time as the Chief Executive Officer or the Board of Directors of the Corporation may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Corporation's business and all property associated therewith, which he may then possess or have under his control.

            9.3 Non-competition. A. Employee agrees that at all times while he is employed by the Corporation and, regardless of the reason for termination of his employment or this Agreement, for a period of one (1) year thereafter, he will not, as a principal, agent, employee, employer, consultant, stockholder, investor, director or co-partner of any person, firm, corporation or business entity other than the Corporation, or in any individual representative capacity whatsoever, directly or indirectly, without the express prior written consent of the Corporation:

            (a) engage or participate in any business whose products or services are competitive with that of the Corporation, which business is exclusively the sale of party goods, and which conducts or solicits business, or transacts with supplier or customers located within the United States, Canada or Puerto Rico;

            (b) aid or counsel any other person, firm, corporation or business entity to do any of the above;

            (c) become employed by a firm, corporation, partnership or joint venture which competes with the business of the Corporation within the United States, Canada or Puerto Rico;

            (d) approach, solicit business from, or otherwise do business or deal with any customer of the Corporation in connection with any product or service competitive to any provided by the Corporation.

            B. Employee agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year, he will not, as a principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity other than the Corporation, or in any individual representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

            Employee acknowledges (i) that his position with the Corporation requires the performance of services which are special, unique, and extraordinary in character and places him in a position of confidence and trust with the customers and employees of the Corporation, through which, among other things, he shall obtain knowledge of the Corporation's "technical information" and "know-how" and become acquainted with its customers, in which matters the Corporation has substantial proprietary interests, (ii) that the restrictive covenants set forth above are necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of the Corporation, and (iii) that the Corporation would not have entered into this Agreement unless such covenants were included herein.

            Employee also acknowledges that the business of the Corporation presently extends throughout the United States, Puerto Rico, Canada and certain European countries, and that he will personally supervise and engage in such business on behalf of Corporation and, accordingly, it is reasonable that the restrictive covenants set forth above are not more limited as to geographic area then is set forth therein. Employee also represents to the Corporation that the enforcement of such covenants will not prevent Employee from earning a livelihood or impose an undue hardship on the Employee.

            If any of the provisions of this Section, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this Section, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision(s) shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

            The provisions of this Section 9 shall be construed as an agreement on the part of the Employee independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of the Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the provisions of this Section 9.

            9.4 Injunctive Relief. Employee acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 9.1, 9.2, or 9.3 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. Corporation and Employee agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situate in New Jersey and each of the parties hereto, hereby agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

            9.5 Expenses of Enforcement of Covenants. In the event that any action, suit or proceeding at law or in equity is brought to enforce the covenants contained in Section 9.1, 9.2, or 9.3 hereof or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

      10. Indemnification.

            The Corporation will indemnify Employee, to the maximum extent permitted by Delaware law and the by-laws of the Corporation, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or other proceeding to which he may be made a party by reason of his being an officer, director or employee of the Corporation or of any subsidiary or affiliate thereof except such actions as are brought by the Corporation or in which the Corporation is an adverse party regarding Employee's obligations hereunder.

      11. Termination of Prior Agreement.

            Each of the Corporation and the Employee hereby acknowledges and agrees that as of the Effective Date, the employment agreement between the Corporation and Employee dated as of June 12, 1995 (the "Prior Agreement") shall terminate, and all rights, duties and obligations of the parties thereunder shall be of no further legal force and effect. The Employee hereby confirms that the Corporation is in full compliance with its obligations under the Prior Agreement and that subject to the payment of the Employee's Base Salary under the Prior Agreement through the Effective Date, the Employee hereby releases the Corporation of any duty or obligation under the Prior Agreement, including, without limitation, the payment of any bonus or severance amounts. Notwithstanding the immediately preceding sentences, the provisions of Section 4 of the Prior Agreement governing the grant, vesting and term of certain stock options granted to the Employee shall remain in full force and effect.

      12. Arbitration.

            Except with respect to any injunction or other equitable relief proceeding brought under Section 9.4 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Morris County, New Jersey pursuant to the rules then applying of the American Arbitration Association. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award. The prevailing party in any such arbitration proceeding shall be entitled to reimbursement from the non-prevailing party for all expenses incurred in relation to such arbitration proceedings, including but not limited to, reasonable attorney's fees.

      13. Notices.

            All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, telecopy (with confirmation of receipt) or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

      14. General.

            14.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

            14.2 Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            14.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            14.4 Assignability. This Agreement, and Employee's rights and obligations hereunder, may not be assigned by Employee. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

            14.5 Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                          PARTY CITY CORPORATION

By: /s/                                         By: /s/ Steven Mandell
   ----------------------------                     ----------------------------
                                                    Steven Mandell, President

WITNESS:                                         EMPLOYEE


/s/                                              /s/ David E. Lauber
-------------------------------                  -------------------------------
                                                 David E. Lauber, Executive
                                                 Vice President